Exhibit 99.2

Q3 FY24 SHAREHOLDER LETTER

Fellow Shareholders, Our Q3 Fiscal Year 2024 results reflect continued year-over-year revenue and Adjusted EBITDA1 growth driven by our mobility and government businesses. We also continued to make meaningful progress in the near-term business priorities we highlighted last quarter while strengthening our capital structure and investing for profitable growth: 1.Building operational momentum and financial performance of core businesses. For Q3 FY2024, net loss2 increased to $124 million, revenue grew 8% and Adjusted EBITDA grew 11% YoY (is inclusive of Inmarsat’s results in the prior year period) – through focused execution and positive operating leverage in our portfolio of diverse businesses across attractive markets. 2.Executing on synergy and strategic opportunities through methodical Inmarsat integration. During the quarter we completed an important milestone by integrating and organizing the company to facilitate greater efficiency using common infrastructure, operational, go-to-market, and engineering resources for delivering our services. We expect this to result in approximately $100 million in annualized cash operating savings by the beginning of FY2025. This exceeds the original $80 million run-rate target we set when the Inmarsat acquisition was announced and advances those savings by approximately two years. 3.Accelerate mobility business growth while advancing inflection to positive free cash flow. Our existing satellite fleet and the 7 Ka-band satellites under construction are key elements of our technology roadmap to achieve our multi-year growth objectives and improving productivity. Our revised capital budgets reflect the synergies enabled by our integrated space and ground infrastructure, the revenue synergy potential in our integrated portfolio, and a sharp focus on positive free cash flow. We reiterate our goal of achieving sustainable positive free cash flow in the first half of calendar 2025. For Q3 FY2024, we earned revenue of $1.1 billion, a 73% YoY increase compared to revenue from continuing operations of $651 million in Q3 FY2023, reflecting the impact of the acquisition of Inmarsat in May 2023. Net loss for the quarter was $124 million, compared to a $47 million loss from continuing operations in the prior year period. The increase in net loss was driven primarily by higher interest expense associated with the additional debt incurred and assumed in the Inmarsat acquisition and non-recurring charges relating to the integration of Inmarsat. Adjusted EBITDA in Q3 FY2024 was $383 million, an increase of 214% compared to Adjusted EBITDA from continuing operations in the prior year period. Our Q3 FY2024 results included a full quarter of contribution from Inmarsat. Including Inmarsat’s results in the prior year period for a more meaningful comparison, YoY revenue and Adjusted EBITDA growth for the combined companies in the quarter would have been 8% and 11%, respectively. Inmarsat’s stand-alone performance for the quarter ended December 31, 2023, was very good, with top line revenue of $443 million, a 12% YoY increase, and estimated Adjusted EBITDA of $260 million, a 17% YoY increase. As a reminder, substantially all of Inmarsat’s former aviation, maritime and enterprise business units are included in our Satellite Services segment, while their former government business unit is included in our Government Systems segment. We ended the quarter with $3.7 billion in backlog after reporting $1.2 billion of awards during the quarter, a 111% YoY increase in awards from continuing operations. Government Systems ended the quarter with over $6.4 billion of IDIQ unawarded potential contract value, an increase of 152% YoY in IDIQ unawarded potential contract value from continuing operations. The growth in awards and the IDIQ portfolio was primarily due to the inclusion of Inmarsat’s awards and IDIQ portfolio in the current year period, plus a significant new satellite services contract from the US government for approximately $260 million. Shareholder Letter | Q3 Fiscal Year 2024

Our results reflect good execution across our diverse set of global mobility markets, including in-flight connectivity (IFC), government, business aviation and enterprise maritime. Evidence of this includes the renewed long-term commitment by Viasat and Deutsche Telekom to the European Aviation Network (EAN), comprised of S-band satellite coverage and a complementary ground network component operated by Deutsche Telekom. Subsequent to quarter end, Lufthansa Group became a new EAN customer by agreeing to equip more than 150 aircraft with our EAN IFC solution. This is in addition to the 240 Lufthansa Group aircraft contracted on our Ka-band network. Our liquidity position at the end of Q3 FY2024 was very strong, at over $2.9 billion, which included $1.65 billion of cash. Sequentially, net leverage3 increased slightly to 3.8x estimated combined LTM Adjusted EBITDA as of Q3 FY2024, a 0.1x sequential increase, and remains substantially favorable to plan at the time the Inmarsat acquisition was announced. The ViaSat-3 F1 satellite continues to undergo testing of the payload and affected antenna. Based on the results of this testing to date we continue to expect to obtain sufficient bandwidth and coverage flexibility, combined with our existing and planned fleet, and partner space resources, to support our growing global mobility business. We currently anticipate placing the satellite into commercial service with our first mobility flights enabled next quarter, Q1 FY2025. During the quarter our antenna supplier completed its root cause investigation of the ViaSat-3 F1 antenna deployment anomaly. Based on its findings and recommendations, we are implementing several corrective actions on the ViaSat-3 F2 antenna. We expect to complete those actions as well as extensive testing and spacecraft integration by early calendar 2025 with launch expected shortly thereafter. The scheduled launch of ViaSat-3 F3 remains on track for late in the fourth quarter of calendar 2024. The F3 satellite has a different antenna design by a different supplier, and its schedule is not affected by the ViaSat-3 F1 anomaly. Finally, our insurance recovery claims are proceeding well with some payments received in Q4 FY2024 and the majority anticipated to be paid in FY2025. With continued growth in our core businesses, realization of strategic, operational and capital synergies consistent with the growth objectives in our core markets, we anticipate YoY growth in revenue and Adjusted EBITDA in Q4 FY2024 and for FY2025, as well as achieving our free cash flow inflection point in the first half of calendar 2025. Additional details are provided in the Outlook section of this letter. Shareholder Letter | Q3 Fiscal Year 2024

Q3 FY2024 Financial Results

- Revenue of $1.1 billion in Q3 FY2024 was up 73% compared to revenue from continuing operations of $651 million in Q3 FY2023. Inmarsat's full quarter contribution was $443 million, a 12% increase YoY from Inmarsat's standalone revenue in the prior year period
- Net loss of $124 million for Q3 FY2024 increased from a net loss from continuing operations of $47 million in the prior year period primarily due to increased interest expense associated with the additional debt incurred and assumed in the Inmarsat acquisition and non-recurring charges relating to the integration of Inmarsat following the acquisition
- Adjusted EBITDA for the quarter was $383 million, an increase of 214% YoY relative to Adjusted EBITDA from continuing operations in Q3 FY2023. Inmarsat's full quarter estimated Adjusted EBITDA contribution was $260 million reflecting YoY growth of about 17% from Inmarsat's standalone estimated Adjusted EBITDA in the prior year period. Viasat's results were driven by the Inmarsat acquisition, strong demand for commercial IFC services and strength in our Government Systems segment
- Government Systems, excluding Inmarsat's contribution, had another exceptional quarter with a 24% YoY increase in revenue from continuing operations – primarily from significant demand for information assurance and tactical satcom products
- Satellite Services revenue, excluding Inmarsat's contribution, was flat YoY with growth from commercial air IFC services offsetting fixed broadband subscriber declines as we continue to prioritize bandwidth for mobility services
- Awards for the quarter were $1.2 billion, an increase of 111% YoY from awards from continuing operations primarily due to the full quarter contribution from the acquisition of Inmarsat and large Q3 FY2024 government satellite services awards
- Net leverage increased sequentially to approximately 3.8x estimated combined LTM Adjusted EBITDA

AWARDS
$ in millions



Discontinued Ops
Continuing Ops
$617
$699
$803
$1,019
$1,218
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

REVENUE
$ in millions



Discontinued Ops
Continuing Ops
$714
$666
$780
$1,225
$1,129
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

OPERATING INCOME (LOSS)
$ in millions



Discontinued Ops
Continuing Ops
($17.5)
($72.7)
($41.5)
($804.7)
($43.9)
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

NET INCOME (LOSS)[2]
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$1,196.8
($42.2)
($77.0)
($767.2)
($124.4)
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

ADJ. EBITDA[1]
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$1,786
$139
$183
$486
$383
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

BACKLOG
$ in millions



Discontinued Ops
Continuing Ops
$2,228
$1,659
$3,849
$3,644
$3,722
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Shareholder Letter | Q3 Fiscal Year 2024 3

Government Systems

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



Discontinued Ops
Continuing Ops
$162
$584
$244
$381
$68
$130
Awards
Revenue
Adj. EBITDA
Q3 FY23
Q3 FY24

BACKLOG AND UNAWARDED IDIQ
$ in millions



Discontinued Ops
Continuing Ops
$1,099
$1,242
$3,600
$6,442
Backlog
Unawarded IDIQ
Q3 FY23
Q3 FY24



Segment Highlights

- Supported the U.S. Air Force in a major military exercise called Mobility Guardian 2023. Viasat provided resilient and interoperable airborne communications through its Beyond Line-of-Sight hatch terminal integrated with its next generation Move Out/Jump Off interoperable tactical gateway. Additionally, Viasat used its NetAgility SD-WAN networking router to bridge these networks with Automated Primary, Alternate, Contingency and Emergency capabilities to ensure robust and resilient connectivity
- Partnering with Safran Data Systems to bring InRange to market; InRange is a global in-orbit telemetry solution leveraging Viasat's ELERA L-band network that enables launch providers and spaceports to relay launch vehicle telemetry in flight throughout their trajectory without having to rely on ground networks
- Unveiled new portable, flat panel GX LITE Terminal for mobile use by land forces. Built with land expeditionary users' requirements in mind, GX LITE readily translates to any "grab and go" situation and enables secure, flexible, high-throughput communications worldwide
- Integrated our flexible dual-band broadband terminal, the GAT-5530, onto the Airbus C295 MSA aircraft for the Irish Air Corps, which focuses on the Military Air Defence of Ireland airspace and supports United Nations peacekeeping operations

Awards

Government Systems Q3 FY2024 awards were $584 million, a more than fourfold increase compared to awards from continuing operations in Q3 FY2023. Underscoring the YoY growth was the full quarter impact of high-value, recurring services awards from Inmarsat's portfolio alongside stronger demand from information assurance products and tactical satcom networks. Q3 FY2024 backlog of $1.2 billion more than doubled compared to backlog from continuing operations of $530 million in Q3 FY2023. Unawarded IDIQ contract value reached $6.4 billion at the end of Q3 FY2024.

Revenue

In Q3 FY2024, Government Systems revenue increased to $381 million, a 109% YoY increase from Q3 FY2023 revenue from continuing operations. A full quarter impact from Inmarsat enabled service revenue to grow 179% YoY. Product revenue also increased significantly by 55% YoY driven by high-speed network encryption products and tactical satcom products. Q3 FY2024 benefitted from strong demand enabling us to accelerate certain product deliveries.

Adjusted EBITDA

Q3 FY2024 Adjusted EBITDA grew to $130 million, a 155% YoY increase from Q3 FY2023 Adjusted EBITDA from continuing operations. The full quarter contribution from Inmarsat services and revenue flow through from our Type 1 high-speed network encryption and tactical satcom products were the main drivers for the YoY growth. Adjusted EBITDA margin of 34% was approximately 600 basis points higher compared to Q3 FY2023.

Shareholder Letter | Q3 Fiscal Year 2024 4

Satellite Services

AWARDS, REVENUE AND ADJ. EBITDA[1]

$ in millions


$310
$522
$302
$581
$90
$289
Awards
Revenue
Adj. EBITDA
Q3 FY23
Q3 FY24

REVENUE MIX

Annual and Quarterly Trends


20%
23%
12%
35%
45%
FY19
FY20
FY21
FY22
FY23
47%
50%
65%
77%
79%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
U.S. Fixed Broadband
Aviation / Maritime / Enterprise / Other

SERVICE METRICS - KA BAND ONLY

End of period vessels and aircraft


2,360
19,310
19,550
Q3 FY23
Q2 FY24
Q3 FY24
Commercial Aviation
Business Aviation
Maritime

Segment Highlights

- Revenue from aviation, maritime, enterprise and other services rose to 79% of segment total, driven primarily by the full quarter impact from Inmarsat and significant growth in commercial air IFC services
- Announced a new, long-term agreement with Deutsche Telekom to provide IFC solutions to airline partners across the European Aviation Network (EAN), which combines S-band satellite coverage with a complementary air-to-ground network
- Subsequent to quarter end, Lufthansa Group became a new EAN customer by agreeing to equip more than 150 aircraft with our EAN IFC solution
- Launched in partnership with Skylo Technologies, the world's first global direct-to-device network enabling Mobile Network Operators, device makers and chipset manufacturers to enable their products to seamlessly connect over both terrestrial and satellite networks via 3GPP Release 17 within our global L-band network coverage

Revenue

Q3 FY2024 Satellite Services revenue increased 92% YoY to $581 million compared to $302 million from Q3 FY2023. The full quarter impact of Inmarsat services and additional aircraft in service from commercial aviation were the key drivers to the YoY growth, partially offset by expected declines in the U.S. fixed broadband business as we continued to prioritize mobility services. Our combined fleet of commercial aviation aircraft ended the quarter at over 3,500 planes in service and continues to be the fastest growing element of our Satellite Services segment.

Adjusted EBITDA

Satellite Services Q3 FY2024 Adjusted EBITDA more than tripled YoY to $289 million. Adjusted EBITDA growth was a result of the full quarter contribution from Inmarsat, increased commercial aircraft in service, lower advertising expenditures and moderating ground network rollout expenses. The growing proportion of mobility services in our service portfolio, along with a significant portion of those services distributed through indirect channels, and certain favorable one-time services items, resulted in a Q3 FY2024 Adjusted EBITDA margin of 50%, a significant increase compared to an Adjusted EBITDA margin of 30% in Q3 FY2023.

Shareholder Letter | Q3 Fiscal Year 2024 5

Commercial Networks

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



$145
$113
$167
$166
($19)
($35)
Awards
Revenue
Adj. EBITDA
Q3 FY23
Q3 FY24





Segment Highlights

- The antenna supplier concluded its ViaSat-3 F1 reflector anomaly investigation with root causes identified and corrective actions developed for application to the ViaSat-3 F2 satellite. We expect the reflectors with supplier corrective actions implemented will be delivered to Boeing in late calendar 2024 with anticipated spacecraft launch in the first half of calendar 2025
- Completed thermal vacuum testing on the second satellite in the upcoming Arctic Satellite Broadband Mission. The two ASBM satellites host Viasat's GX-10a and GX-10b Ka-band payloads, extending our high-speed global network across the Arctic region including polar coverage. Both satellites are expected to launch together in mid-calendar 2024
- Expect to begin thermal vacuum testing on the ViaSat-3 F3 spacecraft in April 2024 with launch anticipated to occur late in the fourth quarter of calendar 2024
- Submitted insurance claims for Inmarsat-6 F2 and ViaSat-3 F1 for $349 million and $421 million, respectively. The claims process is progressing as expected, with initial payments received subsequent to quarter end

Awards

In Q3 FY2024, Commercial Networks awards decreased 23% YoY to $113 million due primarily to the timing of orders for commercial air IFC terminals and energy products partially offset by growth from antenna systems. Backlog ended the quarter at $636 million.

Revenue

Commercial Networks Q3 FY2024 revenue was $166 million, essentially flat YoY. Lower revenue from commercial air IFC terminal deliveries YoY was offset by the full quarter impact from the Inmarsat acquisition. We expect commercial air IFC terminal deliveries to continue to be lumpy quarter to quarter, reflecting the timing of new aircraft deliveries and retrofit cadence by our airline partners.

Adjusted EBITDA

Q3 FY2024 Commercial Networks Adjusted EBITDA was a $35 million loss, an increased loss compared to the prior year period. Lower gross margins, higher SG&A and higher R&D expenditures were the primary drivers of the increased loss YoY.

Shareholder Letter | Q3 Fiscal Year 2024 6

Balance Sheet, Cash Flows and Liquidity

OPERATING CASH FLOW
$ in millions


$89
$50
$104
$219
$134
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

CAPITAL EXPENDITURE
$ in millions


$296
$314
$375
$366
$421
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

NET DEBT & NET LEVERAGE RATIO[3]
$ in billions (except net leverage)


4.7x
2.0x
3.9x
3.7x
3.8x
$2.8
$1.1
$5.5
$5.6
$5.9
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Operating Cash Flow

Viasat generated $134 million in operating cash flow during the quarter, an increase of $44 million YoY and down $85 million sequentially. The YoY comparison reflects the full quarter contribution from Inmarsat and improved operating results, partially offset by increased working capital and decreased operating cash flow associated with the divestiture of the Link-16 TDL business in Q4 FY2023. The sequential decline was primarily related to a combination of cash payments related to our organizational realignment, taxes payable on the gain on the divestiture of the Link-16 TDL business and an Inmarsat tax settlement.

Capital Expenditure

Q3 FY2024 capital expenditures were $421 million, an increase of 42% YoY. The YoY increase was primarily due to the full quarter contribution from Inmarsat. Excluding Inmarsat's contribution, capital expenditures were down 3% YoY and up 10% sequentially; this YoY decline was primarily related to lower capital expenditures in general infrastructure spend and customer premise equipment. Sequentially, the increase primarily reflects higher satellite expenditures as ViaSat-3 F2 and F3 near completion.

Debt and Leverage

Viasat ended Q3 FY2024 with $2.9 billion in available liquidity, which consisted of $1.65 billion in cash and cash equivalents and $1.3 billion of combined borrowing ability under our two undrawn revolving credit facilities. Net debt of the combined companies was $5.9 billion and our net leverage ratio increased sequentially to 3.8x of estimated combined LTM Adjusted EBITDA.

Shareholder Letter | Q3 Fiscal Year 2024 7

FY2024 Outlook During the quarter, we maintained strong financial performance, took actions to achieve operating cost and capital expenditure synergies, and earned substantial new business awards. Our awards and backlog continued to increase driven by our government and mobility businesses in particular. The Inmarsat integration and organizational transformation, combining the best of each company, continued to make progress, consistent with the accelerated timeline and increased magnitude of synergies that we announced last quarter. As a result, we continue to expect to grow over the near- and long term while improving cash generation. As a reminder, we closed the acquisition of Inmarsat on May 30, 2023. To facilitate comparability, Inmarsat’s financial results are included with Viasat’s on a combined basis in our YoY comparisons below. Outlook for our expected actual results in FY2024 reflect 10 months of Inmarsat contributions only. › For FY2024 we expect YoY revenue growth in the high single-digit percentages over the combined revenue of Viasat and Inmarsat in FY2023, excluding the one-time benefits from the litigation settlement of $56 million in Q2 FY2023 and $95 million in Q2 FY2024. Excluding the non-recurring contribution to revenue from the litigation settlement, Viasat expects FY2024 actual revenue to increase to a range of $4.10 billion to $4.25 billion (which includes 10 months of Inmarsat contributions). › For FY2024 we expect YoY Adjusted EBITDA growth in the mid-single-digit percentages over FY2023 estimated combined Adjusted EBITDA, excluding the one-time benefits from the litigation settlement of $51 million in Q2 FY2023 and $86 million in Q2 FY2024. Excluding the non-recurring contribution to Adjusted EBITDA from the litigation settlement, Viasat now expects FY2024 Adjusted EBITDA to increase to a narrowed range of $1.275 billion to $1.30 billion (which includes 10 months of Inmarsat contributions). › Satellite Services revenue is expected to grow modestly in FY2024 compared to FY2023, supported by growth in mobility offset by an expected decline in U.S. fixed broadband revenue. › Government Systems revenue is expected to deliver strong YoY growth in FY2024, with increasing contributions from sales of encryption products and as government service revenue scales. Government Systems revenue visibility for the remainder of FY2024 is supported by backlog of over $1.2 billion, alongside growing recurring government service revenue contributions from Inmarsat. › Commercial Networks revenue is expected to grow significantly in FY2024 compared to FY2023 with solid contributions from IFC terminal deliveries and advanced ground antenna systems. › Net leverage is expected to increase modestly by the end of FY2024 as cash balances are partially used to fund capital expenditures. We continue to expect to grow revenue and Adjusted EBITDA again in FY2025 relative to FY2024 (including, for comparability, a full 12 months of Inmarsat financial results in FY2024 on a combined basis and excluding the one-time benefit from the litigation settlement mentioned above). Capital expenditures for FY2025 are expected to decline to a range of $1.4 billion to $1.5 billion, excluding the benefit from insurance recoveries. We continue to expect an inflection to positive free cash flow in the first half of calendar year 2025. We have large and growing markets for mobility services to source our growth, a diverse combination of businesses, unique space and ground assets to serve these markets with healthy awards and backlog, and cost reduction actions that support our growth outlook through 2025 and beyond. Sincerely, Mark Dankberg Guru Gowrappan Shareholder Letter | Q3 Fiscal Year 2024

Endnotes 1. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Viasat, Inc. is provided at the end of this letter. For all three segments Adjusted EBITDA includes certain corporate and other indirect costs previously allocated to the discontinued operations that have been reallocated across all three segments for Q3 FY2023. 2. Net income (loss) as used herein is defined as net income (loss) attributable to Viasat, Inc. common stockholders. 3. Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents and short-term investments divided by estimated combined Adjusted EBITDA for the twelve-month period ended December 31, 2023. Estimated combined LTM Adjusted EBITDA is calculated by combining Viasat’s Adjusted EBITDA from continuing operations for the applicable period (which includes Adjusted EBITDA of Inmarsat for periods subsequent to the acquisition) and the estimated Adjusted EBITDA of Inmarsat for periods through the closing of the Inmarsat acquisition (which, for the net leverage ratio is the five months ended May 30, 2023, and for the YoY Adjusted EBITDA growth outlook is the twelve months ended March 31, 2023 (for FY2023) and the two months ended May 30, 2023 (for FY2024)). See “Use of Non-GAAP Financial Information” for additional information. Shareholder Letter | Q3 Fiscal Year 2024

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the expected benefits, synergies, cost savings, growth opportunities and other financial and operating benefits of the Inmarsat acquisition and the quantum and timing thereof; the expected performance of the ViaSat-3 F1 satellite, including the extent and impact of the reflector deployment issue on the ViaSat-3 F1 satellite, the timing of conclusion of the investigation thereof and any potential corrective or mitigating measures that may be undertaken for the ViaSat-3 satellites or any subsequent satellite; insurance claims or proceeds that may be made or recoverable in connection with the ViaSat-3 F1 and Inmarsat-6 F2 satellites and the timing thereof; the performance and anticipated benefits of our existing and future satellites (including the ViaSat F2 and F3 satellites); satellite construction and launch activities generally, including expectations regarding testing, completion, launch, deployment, commencement of commercial service and performance of existing satellites under construction (including the ViaSat-3 F2, ViaSat-3 F3, GX-10a and GX-10b Ka-band satellites) and capacity constraints prior to commencement of commercial service; the ability to continue to service mobility customer demands; projections of earnings, revenue, Adjusted EBITDA, net leverage, free cash flow, capital investments, costs, expected cost savings and synergies, or other financial items, including financial guidance and outlook and expectations for performance and results of operations in the remainder of FY2024, FY2025 and beyond; anticipated trends in our business or key markets; the ability to capitalize on backlog and awards received and unawarded IDIQ contract vehicles; future economic conditions; the development, demand, customer acceptance and anticipated performance of technologies, products or services; our plans, objectives and strategies for future operations; statements regarding existing and prospective orders from current and new IFC and EAN customers; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks that the Inmarsat acquisition disrupts current plans and operations or diverts management’s attention from our business; the effect of the Inmarsat acquisition on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate the operations, technologies and employees of Inmarsat; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of our business following the closing of the Inmarsat acquisition; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to realize the anticipated benefits of our existing and future satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of commercial services on new satellites; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www. sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason. Shareholder Letter | Q3 Fiscal Year 2024

Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat, Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. In addition, we have included estimations of Adjusted EBITDA of the Inmarsat business for certain periods to enhance investors’ understanding of the contribution of the newly acquired Inmarsat business to Viasat’s overall financial performance. Inmarsat’s stand-alone results of operations are reported in accordance with International Financial Reporting Standards (IFRS) and not GAAP in accordance with the requirements of Inmarsat’s debt instruments. However, to facilitate comparability with statements regarding Viasat’s overall Adjusted EBITDA, these estimations of Inmarsat’s Adjusted EBITDA have been prepared using the same methodology and adjustments as used in the calculation of Viasat’s overall Adjusted EBITDA. However, as IFRS differs from GAAP in a number of important respects, readers are cautioned not to place undue reliance on these estimations, which have been prepared for illustrative purposes only. In addition, for purposes of calculating our net leverage ratio as of December 31, 2023, we use estimated combined LTM Adjusted EBITDA for the twelve months ended December 31, 2023. Moreover, to facilitate comparability of YoY Adjusted EBITDA and revenue, we use estimated combined Adjusted EBITDA for FY2023 and FY2024 and estimated combined revenue and Adjusted EBITDA for Q3 FY2023. Estimated combined Adjusted EBITDA for the twelve months ended December 31, 2023, FY2023 and FY2024 represents Adjusted EBITDA of Viasat and estimated Adjusted EBITDA of Inmarsat (for periods prior to the Inmarsat acquisition) for the applicable twelve-month period on a combined basis, as if the Inmarsat acquisition had occurred on the first day of such period. Similarly, estimated combined revenue and Adjusted EBITDA for Q3 FY2023 represent revenue and Adjusted EBITDA of Viasat and revenue and estimated Adjusted EBITDA of Inmarsat on a combined basis, as if the Inmarsat acquisition had occurred on the first day of the quarter. These presentations do not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentations; however, we have included these combined results solely for purposes of presenting our net leverage ratio as of December 31, 2023, and to facilitate comparability of our results and outlook for revenue and Adjusted EBITDA growth YoY (which otherwise would not provide a comparable presentation). This estimated combined financial information is unaudited and does not include any pro forma adjustments to reflect the Inmarsat acquisition and related transactions. Estimated combined quarterly and LTM Adjusted EBITDA has been prepared by management for illustrative purposes only in connection with our presentation of net leverage ratio and to facilitate comparability of our outlook for Adjusted EBITDA growth YoY and does not purport to be indicative of what the combined company’s results of operations would have been if the Inmarsat acquisition and related transactions had occurred at the beginning of the period presented. In addition, the combined financial information does not reflect non-recurring charges incurred in connection with the Inmarsat acquisition, nor any cost savings and synergies expected to result from the Inmarsat acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance or integration activities resulting from the Inmarsat acquisition. Copyright © 2024 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. Shareholder Letter | Q3 Fiscal Year 2024

Viasat Third Quarter Fiscal Year 2024 Results

Financial Results

(In millions, except per share data)	Q3FY24	Q3FY23	Year-Over-Year Change	First 9 Months FY24	First 9 Months FY23	Year-Over-Year Change
Revenues from continuing operations	$1,128.5	$651.4	73%	$3,133.7	$1,890.1	66%
Revenues from discontinued operations	—	$62.7	**	—	$247.1	**
Total	$1,128.5	$714.1	58%	$3,133.7	$2,137.1	47%
Net income (loss) (1), (8)	($124.4)	($42.2)	195%	($968.6)	($112.0)	765%
Non-GAAP net income (loss) (1), (8)	$29.7	($10.9)	*	$179.0	($13.9)	*
Adjusted EBITDA (8)	$383.1	$138.9	176%	$1,052.7	$459.0	129%
Diluted per share net income (loss) (1), (8)	($0.99)	($0.55)	80%	($8.47)	($1.48)	472%
Non-GAAP diluted per share net income (loss) (1), (2), (8)	$0.24	($0.14)	*	$1.55	($0.18)	*
Fully diluted weighted average shares (2)	125.1	76.1	64%	114.3	75.6	51%

New contract awards (3), (6)	$1,218.3	$617.1	97%	$3,040.6	$2,514.4	21%
Sales backlog from continuing operations (4)	$3,722.2	$1,659.5	124%	$3,722.2	$1,659.5	124%
Sales backlog from discontinued operations (4)	—	$568.9	**	—	$568.9	**
Total (4)	$3,722.2	$2,228.4	67%	$3,722.2	$2,228.4	67%
Segment Results
(In millions)	Q3FY24	Q3FY23	Year-Over-Year Change	First 9 Months FY24	First 9 Months FY23	Year-Over-Year Change
Satellite Services
New contract awards (3)	$521.9	$309.7	69%	$1,425.8	$934.5	53%
Revenues	$581.4	$302.4	92%	$1,565.2	$915.1	71%
Operating profit (loss) (5), (7)	$41.1	($8.4)	*	($779.5)	($13.1)	*
Adjusted EBITDA (7)	$288.5	$90.4	219%	$743.7	$283.7	162%

Commercial Networks
New contract awards	$112.6	$145.4	(23)%	$336.0	$527.4	(36)%
Revenues	$166.4	$167.2	(1)%	$590.2	$460.0	28%
Operating profit (loss) (5), (7)	($70.3)	($40.3)	75%	($74.0)	($90.4)	(18)%
Adjusted EBITDA (7)	($35.1)	($19.2)	83%	$2.7	($26.4)	*

Government Systems
New contract awards (6)	$583.8	$162.0	260%	$1,278.8	$1,052.5	21%
Revenues from continuing operations	$380.8	$181.8	109%	$978.3	$515.0	90%
Revenues from discontinued operations	—	$62.7	**	—	$247.1	**
Total	$380.8	$244.5	56%	$978.3	$762.0	28%
Operating profit (loss) from continuing operations (5), (7)	$77.0	$24.8	210%	$164.3	$42.7	285%
Operating profit (loss) from discontinued operations (5)	—	$13.8	**	—	$65.7	**
Operating profit (loss) (5), (7)	$77.0	$38.6	100%	$164.3	$108.3	52%
Adjusted EBITDA (7), (8)	$129.7	$67.6	92%	$306.3	$201.7	52%
Adjusted EBITDA from continuing operations (7)	$129.7	$50.9	155%	$306.3	$119.6	156%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three and nine months ended December 31, 2023 and December 31, 2022, financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three and nine months ended December 31, 2023 resulted in non-GAAP net income, 126.0 million and 115.3 million, respectively, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

(5)	Before corporate and amortization of acquired intangible assets.
(6)	Amounts include awards from discontinued operations of $40.0 million and $384.5 million for the three and nine months ended December 31, 2022, respectively.
(7)

These amounts were restated to include certain corporate and other indirect costs previously allocated to the discontinued business that have been reallocated across all three segments for the three and nine months ended December 31, 2022.

(8)	Amounts include both continuing and discontinued operations for the three and nine months ended December 31, 2022, respectively.
*	Percentage not meaningful.
**	Amounts are not comparable due to the Link-16 TDL Sale.

Shareholder Letter | Q3 Fiscal Year 2024   12

Viasat Third Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Product revenues	$303,073	$249,315	$941,174	$682,769
Service revenues	825,466	402,129	2,192,571	1,207,290

Total revenues	1,128,539	651,444	3,133,745	1,890,059

Operating expenses:
Cost of product revenues	252,519	205,177	703,617	528,478
Cost of service revenues	514,757	277,856	1,374,860	814,224
Selling, general and administrative (1)	271,734	162,845	1,640,304	511,661
Independent research and development	41,728	29,444	104,161	96,625
Amortization of acquired intangible assets	91,719	7,433	200,904	22,335

Income (loss) from operations	(43,918)	(31,311)	(890,101)	(83,264)
Interest (expense) income, net	(112,616)	(8,222)	(203,037)	(11,801)
Other income, net	—	—	—	1,098

Income (loss) from continuing operations before income taxes	(156,534)	(39,533)	(1,093,138)	(93,967)
(Provision for) benefit from income taxes from continuing operations	34,496	(5,212)	128,106	(59,045)
Equity in income (loss) of unconsolidated affiliates, net	2,689	(13)	3,018	(53)

Net income (loss) from continuing operations	(119,349)	(44,758)	(962,014)	(153,065)
Net income (loss) from discontinued operations, net of tax	—	4,333	—	44,045

Net income (loss)	(119,349)	(40,425)	(962,014)	(109,020)
Less: net income (loss) attributable to noncontrolling interest, net of tax	5,050	1,803	6,627	3,012

Net income (loss) attributable to Viasat, Inc.	$(124,399)	$(42,228)	$(968,641)	$(112,032)

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(0.99)	$(0.55)	$(8.47)	$(1.48)

Diluted common equivalent shares (2)	125,097	76,138	114,317	75,586

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended		Nine months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(124,399)	$(42,228)	$(968,641)	$(112,032)
Amortization of acquired intangible assets	91,719	7,433	200,904	22,335
Stock-based compensation expense	22,199	21,135	65,669	64,941
Acquisition and transaction related expenses (3)	65,068	12,113	130,254	40,132
Satellite impairment and related charges, net	5,496	—	905,496	—
Income tax effect (4)	(30,415)	(9,348)	(154,727)	(29,292)

Non-GAAP net income (loss) attributable to Viasat, Inc. (5)	$29,668	$(10,895)	$178,955	$(13,916)

Non-GAAP diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.24	$(0.14)	$1.55	$(0.18)

Diluted common equivalent shares (2)	125,957	76,138	115,276	75,586

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended		Nine months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(124,399)	$(42,228)	$(968,641)	$(112,032)
Provision for (benefit from) income taxes	(34,496)	14,656	(128,106)	80,652
Interest expense (income), net	112,616	8,222	203,037	11,801
Depreciation and amortization	336,626	124,993	844,970	373,480
Stock-based compensation expense	22,199	21,135	65,669	64,941
Acquisition and transaction related expenses (3)	65,068	12,113	130,254	40,132
Satellite impairment and related charges, net	5,496	—	905,496	—

Adjusted EBITDA (5)	$383,110	$138,891	$1,052,679	$458,974

(1)	Amounts include satellite impairment and related charges, net, of approximately $5 million and $905 million for the three and nine months ended December 31, 2023, respectively.
(2)

As the three and nine months ended December 31, 2023 and December 31, 2022, financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three and nine months ended December 31, 2023 resulted in non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Costs typically consist of acquisition, integration, and disposition related costs.
(4)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(5)	Amounts include both continuing and discontinued operations for the three and nine months ended December 31, 2022.

Shareholder Letter | Q3 Fiscal Year 2024   13

Viasat Third Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended		Nine months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(124,399)	$(46,561)	$(968,641)	$(156,077)
Provision for (benefit from) income taxes	(34,496)	5,212	(128,106)	59,045
Interest expense (income), net	112,616	8,222	203,037	11,801
Depreciation and amortization	336,626	124,993	844,970	366,674
Stock-based compensation expense	22,199	20,455	65,669	62,594
Acquisition and transaction related expenses (3)	65,068	9,815	130,254	32,880
Satellite impairment and related charges, net	5,496	—	905,496	—

Adjusted EBITDA from continuing operations	$383,110	$122,136	$1,052,679	$376,917

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended		Nine months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$4,333	$—	$44,045
Provision for (benefit from) income taxes	—	9,444	—	21,607
Depreciation and amortization	—	—	—	6,806
Stock-based compensation expense	—	680	—	2,347
Acquisition and transaction related expenses (3)	—	2,298	—	7,252

Adjusted EBITDA from discontinued operations	$—	$16,755	$—	$82,057

Shareholder Letter | Q3 Fiscal Year 2024   14

Viasat Third Quarter Fiscal Year 2024 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended December 31, 2023				Three months ended December 31, 2022
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$41,115	$(70,343)	$77,029	$47,801	$(8,421)	$(40,266)	$24,809	$(23,878)
Depreciation (6)	193,413	8,689	27,378	229,480	77,978	12,097	12,958	103,033
Stock-based compensation expense	8,103	7,334	6,762	22,199	7,256	6,465	6,734	20,455
Other amortization	7,178	3,969	4,280	15,427	7,887	2,504	4,136	14,527
Acquisition and transaction related expenses (3)	30,599	15,208	19,261	65,068	5,822	—	3,993	9,815
Satellite impairment and related charges, net	5,496	—	—	5,496	—	—	—	—
Other income, net	—	—	—	—	—	—	—	—
Equity in income (loss) of unconsolidated affiliates, net	2,689	—	—	2,689	(13)	—	—	(13)
Noncontrolling interest	(60)	—	(4,990)	(5,050)	(60)	—	(1,743)	(1,803)

Adjusted EBITDA from continuing operations	$288,533	$(35,143)	$129,720	$383,110	$90,449	$(19,200)	$50,887	$122,136

Adjusted EBITDA from discontinued operations (7)	—	—	—	—	—	—	16,755	16,755

Adjusted EBITDA (7)	$288,533	$(35,143)	$129,720	$383,110	$90,449	$(19,200)	$67,642	$138,891

	Nine months ended December 31, 2023				Nine months ended December 31, 2022
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$(779,493)	$(73,972)	$164,268	$(689,197)	$(13,142)	$(90,442)	$42,655	$(60,929)
Depreciation (6)	502,102	25,602	70,348	598,052	232,015	33,630	36,078	301,723
Stock-based compensation expense	22,751	22,388	20,530	65,669	21,841	21,089	19,664	62,594
Other amortization	22,119	10,877	13,018	46,014	23,704	7,681	11,231	42,616
Acquisition and transaction related expenses (3)	67,931	17,765	44,558	130,254	19,511	523	12,846	32,880
Satellite impairment and related charges, net	905,496	—	—	905,496	—	—	—	—
Other income, net	—	—	—	—	—	1,098	—	1,098
Equity in income (loss) of unconsolidated affiliates, net	3,018	—	—	3,018	(53)	—	—	(53)
Noncontrolling interest	(180)	—	(6,447)	(6,627)	(180)	—	(2,832)	(3,012)

Adjusted EBITDA from continuing operations	$743,744	$2,660	$306,275	$1,052,679	$283,696	$(26,421)	$119,642	$376,917

Adjusted EBITDA from discontinued operations (7)	—	—	—	—	—	—	82,057	82,057

Adjusted EBITDA (7)	$743,744	$2,660	$306,275	$1,052,679	$283,696	$(26,421)	$201,699	$458,974

(6)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.
(7)	A reconciliation of Adjusted EBITDA and Adjusted EBITDA from discontinued operations is presented on the previous pages.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of
Assets	December 31, 2023	March 31, 2023

Current assets:
Cash and cash equivalents	$1,571,228	$1,348,854
Restricted cash	—	30,532
Short term investments	80,000	—
Accounts receivable, net	675,846	419,934
Inventories	353,551	268,563
Prepaid expenses and other current assets	1,055,683	176,629

Total current assets	3,736,308	2,244,512

Property, equipment and satellites, net	7,374,342	4,378,283
Operating lease right-of-use assets	408,367	281,757
Other acquired intangible assets, net	2,773,665	201,205
Goodwill	1,613,706	158,542
Other assets	744,267	466,038

Total assets	$16,650,655	$7,730,337

	As of	As of
Liabilities and Equity	December 31, 2023	March 31, 2023

Current liabilities:
Accounts payable	$314,611	$271,548
Accrued and other liabilities	999,068	647,232
Current portion of long-term debt	62,838	37,939

Total current liabilities	1,376,517	956,719

Senior notes	4,342,617	1,689,186
Other long-term debt	2,879,963	732,315
Non-current operating lease liabilities	383,614	273,006
Other liabilities	2,522,149	218,542

Total liabilities	11,504,860	3,869,768

Total Viasat Inc. stockholders' equity	5,103,008	3,824,310
Noncontrolling interest in subsidiary	42,787	36,259

Total equity	5,145,795	3,860,569

Total liabilities and equity	$16,650,655	$7,730,337

Shareholder Letter | Q3 Fiscal Year 2024   15

Viasat Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended
	September 30, 2023	June 30, 2023	March 31, 2023
GAAP net income (loss) attributable to Viasat, Inc.	$(767,238)	$(77,004)	$1,196,838
Provision for (benefit from) income taxes	(93,077)	(533)	393,922
Interest expense (income), net	53,671	36,750	(4,504)
Depreciation and amortization	333,765	174,579	126,897
Stock-based compensation expense	21,718	21,752	19,518
Acquisition and transaction related expenses (1)	37,451	27,735	53,416
Gain on the Link-16 TDL Sale	—	—	(1,661,891)
Satellite impairment and related charges, net	900,000	—	—

Adjusted EBITDA (2)	$486,290	$183,279	$124,196

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	September 30, 2023	June 30, 2023	March 31, 2023
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(767,238)	$(77,004)	$(61,504)
Provision for (benefit from) income taxes	(93,077)	(533)	(9,627)
Interest expense (income), net	53,671	36,750	(4,504)
Depreciation and amortization	333,765	174,579	126,897
Stock-based compensation expense	21,718	21,752	19,518
Acquisition and transaction related expenses (1)	37,451	27,735	53,416
Satellite impairment and related charges, net	900,000	—	—

Adjusted EBITDA from continuing operations	$486,290	$183,279	$124,196

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	September 30, 2023	June 30, 2023	March 31, 2023
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$—	$1,258,342
Provision for (benefit from) income taxes	—	—	403,549
Gain on the Link-16 TDL Sale	—	—	(1,661,891)

Adjusted EBITDA from discontinued operations	$—	$—	$—

(1)	Costs typically consist of acquisition, integration, and disposition related costs.
(2)	Amounts include both continuing and discontinued operations, excluding the Q4 FY2023 gain on the Link-16 TDL Sale.

Shareholder Letter | Q3 Fiscal Year 2024   16